SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Confidential for Use of Commission Only (as permitted by Rule 14a-6(e)(2)

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

eResource Capital Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     ☐ Fee paid previously with preliminary materials.

     ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

ERESOURCE CAPITAL GROUP, INC.

6836 Morrison Blvd., Suite 200
Charlotte, NC 28211

October 16, 2003

Dear Fellow Stockholders:

      On behalf of the Board of Directors of eResource Capital Group, Inc., we invite you to join us at the Annual Meeting (the “Meeting”) of Stockholders, which will be held at the Swissotel at 3391 Peachtree Road NE, located in Atlanta, Georgia on November 14, 2003 at 9:30 a.m. EST.

      At the Meeting, you will be asked to elect four directors of the Company; to consider and act upon a proposal to change the Company’s name from “eResource Capital Group, Inc.” to “RCG Companies Incorporated”; to ratify the appointment of Crisp Hughes Evans LLP as independent auditors for the Company for the fiscal year ending June 30, 2004; and to act upon such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

      We hope that you will be able to attend the Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Whether or not you plan to attend, we encourage you to complete, sign, date and return the enclosed proxy as promptly as possible in order that your shares be represented at the Meeting. We look forward to seeing you at the Meeting.

Sincerely,

_______________________________________ Michael D. Pruitt

Chief Executive Officer and President

_______________________________________ Jeffrey F. Willmott

Chairman of the Board

ERESOURCE CAPITAL GROUP, INC.

6836 Morrison Blvd., Suite 200
Charlotte, NC 28211

October 16, 2003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 14, 2003

      To the Stockholders of eResource Capital Group, Inc.:

      Notice is hereby given that the Annual Meeting of Stockholders (together with any adjournments or postponements thereof, the “Meeting”) of eResource Capital Group, Inc., a Delaware corporation (the “Company”), will be held at the Swissotel, located at 3391 Peachtree Road NE, Atlanta, Georgia, on November 14, 2003 at 9:30 a.m., local time, for the purpose of considering and voting upon the following matters:

(1)	To elect a board of four directors, each to serve a one-year term;

(2)	To consider and act upon a proposal to change the Company’s name from “eResource Capital Group, Inc.” to “RCG Companies Incorporated”;

(3)	To ratify the appointment of Crisp Hughes Evans LLP as independent auditors for the Company for the fiscal year ending June 30, 2004; and

(4)	To transact such other business as may properly come before the Meeting.

      These items are more fully described in the accompanying Proxy Statement, which is hereby made a part of this Notice of the Meeting of Stockholders.

      The Board has fixed the close of business on September 29, 2003 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Meeting.

      A copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this Notice.

BY ORDER OF THE BOARD,

MICHAEL D. PRUITT

Chief Executive Officer and President

Jeffrey F. Willmott

Chairman of the Board

Charlotte, NC

October 16, 2003

      All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage-prepaid if mailed in the United States) Is Enclosed For That Purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

PROXY STATEMENT/ANNUAL MEETING OF STOCKHOLDERS OF

eRESOURCE CAPITAL GROUP, INC.

October 16, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      This Proxy Statement (the “Proxy Statement”) and the accompanying form of proxy are being furnished to the Stockholders (the “Stockholders”) of eResource Capital Group, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of the Company (the “Board”) from holders of its outstanding common stock (the “Common Stock”), for use at the Annual Meeting of Stockholders of the Company (together with any adjournments or postponements thereof, the “Meeting”) to be held at the Swissotel, located at 3391 Peachtree Road NE, Atlanta, Georgia, on November 14, 2003 at 9:30 a.m., local time. This Proxy Statement, the accompanying form of proxy and the Annual Report to Stockholders are expected to be mailed to Stockholders of the Company on or about October 16, 2003.

Solicitation

      The expense of this solicitation will be borne by the Company. Solicitation will be primarily by use of the mails. Executive officers and other employees of the Company may solicit proxies, without additional compensation, personally and by telephone and other means of communication. The Company will also reimburse brokers and other persons holding Common Stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners.

Voting Rights and Outstanding Shares

      Stockholders of record as of the close of business on September 29, 2003 (the “Record Date”) will be entitled to vote at the Meeting (except as noted below). Each share of outstanding Common Stock is entitled to one vote. As of the Record Date, there were 15,553,551 shares of Common Stock outstanding. If you are a Stockholder of record on September 29, 2003, you will be entitled to vote on the above matters.

      The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock as of the Record Date will constitute a quorum for transacting business at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the Meeting, but are deemed not to have voted on the proposals. Broker non-votes occur when a broker nominee, holding shares in street name for the beneficial owner thereof, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote. The election of directors requires the plurality vote of the shares of Common Stock present in person or represented by proxy and voting. Accordingly, abstentions, broker non-votes or the failure to either return a proxy or to attend the Meeting will be deemed not to have voted on the election of directors. Under applicable Delaware law, the change of name requires the approval of a majority of the outstanding shares of Common Stock. Accordingly, abstentions, broker non-votes or the failure to either return a proxy or to attend the Meeting will each have the same effect as a vote against the change of name.

Revocability of Proxies

      The shares of Common Stock represented by proxy will be voted as instructed if received in time for the Meeting. If no instructions are indicated, such shares will be voted in favor of (FOR) (i) each nominee for election as a director specified herein; (ii) the proposed company name change; (iii) the ratification of the selection of the Company’s auditors for fiscal 2004; and (iv) in the discretion of the proxy holder as to any other matter that may properly come before the Meeting. Any person signing and mailing the proxy may, nevertheless, revoke it at any time before it is exercised by written notice to the Company (Attention: Investor Relations, 6836 Morrison Boulevard, Suite 200, Charlotte, NC 28211), or

by attending in person and voting at the Meeting. Attendance at the Meeting, however, will not itself constitute the revocation of a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

      Four directors, constituting the entire Board, are to be elected at the Meeting and, if elected, will serve until the next Meeting of Stockholders and until their successors have been elected and qualified. The Company’s Bylaws, as amended, provide that the Board shall consist of a minimum of three and a maximum of nine members and, as established by resolution of the Board on September 29, 2003, shall be four to six members.

      The nominees of the Board are set forth below. All of the current members of the Board have been nominated to continue to serve as directors of the Company. In the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill the vacancy. If additional persons are nominated for election as directors, then the proxy holders intend to vote all proxies received by them for the nominees listed below unless instructed otherwise. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or who will decline to serve as a director, if elected.

Nominees for Election as Directors

      Set forth below are the names, ages, positions and offices held and a brief description of the business experience during the past five years of each person nominated to serve as a director of the Company.

      Michael D. Pruitt (age 43) became the Company’s Chief Executive Officer and President on November 8, 2000. He has served as a director of the Company since October 3, 2000. Additionally, Mr. Pruitt served as the Company’s Chairman from July 2001 to February 2003. Mr. Pruitt was also the founder of Avenel Ventures, Inc., a business development company, and has served as President, Chief Executive Officer and director of Avenel Ventures, Inc. since its formation in June 2000. From May 1999 to June 2000, Mr. Pruitt was involved in founding Avenel Financial Group, Inc., a financial services firm specializing in e-commerce and technology. From October 1997 to May 1999, Mr. Pruitt was the Executive Vice President of Marketers World International. Mr. Pruitt was an independent consultant from January 1997 to October 1997. From January 1992 to January 1997, Mr. Pruitt was the COO of Ty Pruitt Trucking, Inc.

      Jeffrey F. Willmott (age 55), has served as a director of the Company since October 17, 2002 and as Chairman of the Board since February 19, 2003. From 2001 to 2002, Mr. Willmott was Chairman and Chief Executive Officer of EKN Asset Management, a registered investment advisory firm in New York City. From 1999 to 2000, Mr. Willmott served as the managing director of Trenwith Securities, a middle market investment bank, were he was responsible for the origination and execution of corporate finance engagements. From 1991 to 1999, Mr. Willmott was a Senior Vice President at Warburg Dillon Read (now UBS Warburg), where he was responsible for business development. From 1983 to 1990, he was a regional director of sales and marketing at Westinghouse Broadcasting.

      Dr. James A. Verbrugge (age 63) has served as a director of the Company since January 11, 1999. Dr. Verbrugge is a Professor of Finance (Emeritus) at the University of Georgia where he has been employed since 1968. He is also the Director of the Center for Strategic Risk Management in the Terry College of Business at the University of Georgia and is actively involved in executive education programs. Since July 2001, Dr. Verbrugge has also been a director of Crown Crafts, Inc.

      P. Roger Byer (age 58), CPA, has served as a director of the Company since June 2003. From May 2001 to September 2002, Mr. Byer served as CEO and President of Stellex Aerostructures, Inc., a manufacturer of commercial and defense RF electronics and military machined aerostructure components. From July 1997 to September 2000, Mr. Byer was the COO of Mentmore Holdings Corporation, a New

York based private equity firm with aggregate portfolio companies generating over $1 billion in revenues. Mr. Byer also served as CFO for several of the portfolio companies. From 1986 to 1997, he served as Vice President and CFO for KDI Corporation.

      There are no family relationships among any of the executive officers or directors of the Company. No arrangement or understanding exists between any executive officer or any other person pursuant to which any executive officer was selected as an executive officer of the Company. Executive officers of the Company are elected or appointed by the Board and hold office until their successors are elected or until their death, resignation or removal.

Certain Information Concerning the Board

      During the fiscal year ended June 30, 2003, the Board met eight times, one of which was by written consent. All Board and committee members attended 75% or more of the meetings. The Board is currently comprised of Dr. Verbrugge, Mr. Willmott, Mr. Byer, and Mr. Pruitt.

      The Board has established an audit committee (the “Audit Committee”). The Audit Committee is comprised of Dr. Verbrugge and Mr. Byer, with Dr. Verbrugge serving as its Chairman. During the fiscal year ended June 30, 2003, the Audit Committee met seven times. All members of the Audit Committee attended 75% or more of the meetings. The Audit Committee convenes when deemed appropriate or necessary by its members.

      In January 2001, the Board established a compensation committee, which is currently comprised of Mr. Willmott and Dr. Verbrugge. During fiscal 2003, the compensation committee met six times, two of which were by written consent. All members of the compensation committee attended at least 75% of the meetings. The Compensation Committee convenes when deemed appropriate or necessary by its members.

      The Board has not established a nominating committee.

Compensation of Non-Employee Directors

      Directors of the Company who are not employees of the Company receive compensation of $1,000 per regular Board meeting, $750 per telephonic Board meeting, and $500 per committee meeting not held on the same day as a regular or telephonic Board meeting. The Board expects to meet at least on a quarterly basis in fiscal 2004. Directors are also entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in attending Board meetings. In fiscal 2003, the Company expensed $32,750 for director fees and expenses.

      In October 2002, the Board of Directors approved stock options for each independent director to purchase 85,000 shares of Common Stock at an exercise price of $0.55 and vesting quarterly over one year. Dr. Verbrugge received an additional 15,000 options for serving as the Chairman of the Audit Committee. Mr. Byer was awarded 85,000 options in July 2003. These options have exercise an price of $0.55 and vest quarterly over one year. At the dates these options grants occurred, the fair market value of Company Common Stock was at or below $0.55.

Audit Committee Report

      The Company’s Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter was included the Company’s 2002 Proxy statement filed with the Securities and Exchange Commission.

      The primary functions of the Audit Committee are set forth in its charter and include: (i) recommending an accounting firm to be appointed by the Company as its independent auditors; (ii) consulting with the Company’s independent auditors regarding their audit plan; (iii) reviewing the Company’s financial statements with its auditors; and (iv) determining that management placed no restrictions on the scope or implementation of the independent auditor’s report. The members of the Audit

Committee are independent as defined in Section 121(A) of the American Stock Exchange Listing Standards.

      The Audit Committee reports as follows:

(i) The Audit Committee reviewed and discussed the Company’s audited financial statements for the year ended June 30, 2003 with the Company’s management;

(ii) The Audit Committee discussed with Crisp Hughes Evans LLP (“CHE”) the Company’s independent auditors for the fiscal year ending June 30, 2003, the matters required to be discussed by Statement of Accounting Standards 61;

(iii) The Audit Committee received the written disclosures and the letter from CHE required by Independent Standards Board Standard No. 1 Independence Discussions with Audit Committees and will discuss CHE’s independence with representatives of CHE; and

(iv) Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 for filing with the Securities and Exchange Commission.

      Members of the Audit Committee:

           Dr. Verbrugge and Mr. Byer

Executive Officers

      Set forth below are the names, ages, positions and offices held and a brief description of the business experience during the past five years of each of the Company’s executive officers who are not also directors or director nominees.

      Melinda Morris Zanoni (age 33) has served as Executive Vice President of the Company since November 8, 2000. Additionally, Ms. Zanoni served as a director of the Company from January 19, 2001 to April 16, 2003, as well as a director and Executive Vice President of Avenel Ventures, Inc., since June 2000. From February 1996 to June 2000, Ms. Zanoni was an attorney with the law firm of Nelson Mullins Riley & Scarborough, LLP in Charlotte, North Carolina where she concentrated in the areas of mergers and acquisitions and commercial finance. From May 1994 to February 1996, she was a transactional attorney concentrating in corporate law at Fagel & Haber in Chicago, Illinois.

Beneficial Ownership of Management and Certain Beneficial Owners

      The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of September 29, 2003 by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s directors; (iii) each of the Company’s named executive officers included in the Summary Compensation Table included elsewhere herein; and (iv) all of the Company’s current directors and executive officers as a group. Except as otherwise noted, the person or entity named has sole voting and investment power over the shares indicated.

	Shares of	Beneficially
	Common Stock	Owned(1)
Name	Number	Percent(2)

Michael D. Pruitt†‡(3)	1,542,627	9.9%
Jeffrey F. Willmott†‡(4)	156,000	1.0
Dr. James A. Verbrugge‡(5)	193,300	1.2
P. Roger Byer‡(6)	110,535	*
Melinda Morris Zanoni†(7)	496,428	3.2
All Current Executive Officers and Directors as a Group (5 Persons)(8)	2,498,890	16.1%

†	Executive Officer of the Company

‡	Director of the Company

*	Less than 1%

(1)	Information as to beneficial ownership of Common Stock has been furnished to the Company either by or on behalf of the indicated person or is taken from reports on file with the SEC.

(2)	In computing the percentage ownership of a person, shares of Common Stock that are acquirable by such person within 60 days of September 29, 2003 are deemed outstanding. These shares of Common Stock, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of September 29, 2003, there were 15,553,551 shares of Common Stock outstanding.

(3)	Includes 959,130 shares of Common Stock and 246,428 options owned directly by Mr. Pruitt. Includes 318,142 owned by Avenel Financial Group, Inc., which is 100% owned by Mr. Pruitt. Includes 8,171 shares of Common Stock owned by The Housman Foundation, of which Mr. Pruitt is the trustee. Includes 2,185 shares owned by Mr. Pruitt’s spouse. Mr. Pruitt does not have voting or investment power with respect to the shares owned by his spouse. Includes 8,571 shares in three separate custodian accounts in the names of Mr. Pruitt’s three children. Mr. Pruitt is the trustee of each of these custodian accounts.

(4)	Represents 130,000 shares issuable upon exercise of options. Excludes 45,000 shares issuable upon exercise of options that are not exercisable on or within 60 days of September 29, 2003. Includes 26,000 shares of Common Stock, of which 10,000 shares owned by Mr. Willmott’s spouse. Mr. Willmott does not have voting or investment power over the shares owned by his spouse.

(5)	Consists of 7,586 shares of Common Stock and 185,714 shares issuable upon exercise of options.

(6)	Includes 89,285 restricted shares of Common Stock and 21,250 shares issuable upon exercise of options. Mr. Byer purchased the 89,285 shares of restricted Common Stock in a September 2003 private placement and subscribed to purchase an additional 44,642 restricted shares of the Company which was closed in early October, 2003. The purchase price of the Common Stock was $1.12. Excludes 63,750 shares issuable upon exercise of options that are not exercisable on or within 60 days of September 29, 2003.

(7)	Consists of 285,714 shares of Common Stock and 210,714 shares issuable upon exercise of options.

(8)	Excludes 108,750 shares of Common Stock issuable upon exercise of options that are not exercisable on or within 60 days of September 29, 2003.

Employment Contracts

      On November 7, 2002, the Company entered an employment agreement (“the Pruitt Agreement”) with Mr. Michael Pruitt to serve as the Company’s President and CEO. The Pruitt Agreement provides for an annual base salary of $180,000 and an initial term of two (2) years. After the initial term, the Pruitt Agreement renews automatically for one (1) year unless either party gives 60 days’ written notice. Mr. Pruitt is also entitled to receive an annual bonus in the amount and manner approved by the Board (or by the Compensation Committee thereof). Upon a termination following a change of control, resignation with cause, termination without cause, or termination for disability, Mr. Pruitt will be entitled to severance equal to 12 months’ salary and health benefits.

      On April 15, 2003, the Company entered an employment agreement (“the Willmott Agreement”) with Mr. Jeffrey Willmott to serve as the Company’s Chairman of the Board. The Willmott Agreement provides for an annual base salary of $120,000 and an initial term of one (1) year. After the initial term, the Willmott Agreement renews automatically for one (1) year unless either party gives 30 days’ written notice. Mr. Willmott is also entitled to receive an annual bonus in the amount and manner approved by the Board (or by the Compensation Committee thereof). Upon a termination following a change of control, resignation with cause, termination without cause, or termination for disability, Mr. Willmott will be entitled to severance equal to 1 months’ salary and health benefits.

      On November 7, 2002, the Company entered an employment agreement (“the Zanoni Agreement”) with Ms. Melinda Morris Zanoni to serve as the Company’s Executive Vice President. The Zanoni Agreement provides for an annual base salary of $160,000 and an initial term of two (2) years. After the initial term, the Zanoni Agreement renews automatically for one (1) year unless either party gives 60 days’ written notice. Ms. Zanoni is also entitled to receive an annual bonus in the amount and manner approved by the Board (or by the Compensation Committee thereof). Upon a termination following a change of control, resignation with cause, termination without cause, or termination for disability, Ms. Zanoni will be entitled to severance equal to 12 months’ salary and health benefits.

Summary Executive Compensation Table

      The following table sets forth for the fiscal years ended 2002 and 2003 the cash and non-cash compensation awarded, earned or paid by the Company to all individuals serving as Chief Executive Officer of the Company at any time during fiscal year 2003 and all executive officers of the Company who received salary and bonuses in excess of $100,000 during fiscal year 2003 (collectively, the “Named Executives”).

					Long-Term
	Fiscal				Compensation	Other Annual
Name and Principal Position	Year	Salary		Bonus	Stock Options(1)	Compensation

Jeffrey Willmott, Chairman(2)	2003	$40,000	(2)	—	175,000	$—
	2002	$—		—	—	$—
Michael D. Pruitt, President/CEO(3)	2003	$30,000	(3)	—	175,000	$—
	2002	—	(3)	—	—	$—
Melinda Morris Zanoni, Executive Vice	2003	$160,000		—	125,000	$—
President and Secretary(4)	2002	$147,167		—	—	$—

(1)	The stock options listed below have an exercise price at or above the fair market value of the Common Stock on the date of grant of such options, unless otherwise noted.

(2)	Mr. Willmott’s employment contract dated April 15, 2003 provides for an annual base salary of $120,000. During fiscal 2003, the Company did not pay any cash compensation to Mr. Willmott, but rather accrued $40,000 for services rendered from March, 2003 through June, 2003. The Company anticipates paying this compensation to Mr. Willmott during fiscal 2004.

(3)	Mr. Pruitt’s employment contract dated November 7, 2002 provides for an annual base salary of $180,000. Mr. Pruitt agreed to forego his salary in fiscal 2002 and elected to receive only a portion of his 2003 salary, which was paid directly to Mr. Pruitt and to a Company owned by Mr. Pruitt.

(4)	Ms. Zanoni’s employment contract dated November 7, 2002, provides for an annual base salary of $160,000.

Long-Term Compensation — Stock Options

Option Grants in Last Fiscal Year

      The following table sets forth information regarding the grant of stock options to the Named Executives during the fiscal year ended June 30, 2003:

	Number of	% of Total
	Securities	Options Granted
	Underlying	to Employees	Exercise	Expiration
Name	Options Granted	in Fiscal 2003	Price	Date

Jeffrey F. Willmott	175,000(1)	12.6%	$0.55	10/17/2012(2)
Michael D. Pruitt	175,000	12.0%	$0.55	11/7/2012
Melinda Morris Zanoni	125,000	9.0%	$0.55	11/7/2012

(1)	Includes 85,000 options granted for serving as a director of the Company.

(2)	90,000 stock options have an expiration date of April 15, 2013.

      The following table sets forth information concerning each exercise of options during the last completed fiscal year by each of the Named Executives and the value of unexercised options held by the Named Executives as of June 30, 2003.

			Number of Securities
			Underlying	Value Of Unexercised
			Unexercised Options	In-The-Money
	Shares Acquired	Value	At 6/30/03	Options At 6/30/03
Name	On Exercise	Realized(1)	Exercisable/Unexercisable	Exercisable/Unexercisable(2)

Jeffrey F. Willmott	0	0	42,500/132,500	-0-/-0-
Michael D. Pruitt	0	0	158,928/87,500	-0-/-0-
Melinda Morris Zanoni	0	0	148,214/62,500	-0-/-0-

(1)	Calculated by determining the difference between the fair market value of the shares of Company Common Stock underlying this option and the exercise price of such option on the date of exercise.

(2)	The dollar values of the Company’s stock options are calculated by determining the difference between the fair market value of the shares of the Company’s Common Stock underlying the options at June 30, 2003 and the exercise price of such options.

Certain Relationships and Related Transactions

      During fiscal 2002, Mr. Pruitt, President and CEO of the Company, pledged certain of his personal assets to secure a $100,000 bank line of credit for Lifestyle Innovations, Inc., (“LFSI”). LFSI is a separately traded public company, of which the Company owns approximately 15.6 million restricted common shares as of June 30, 2003. These shares represent an equity ownership of approximately 76.5% of the company. At June 30, 2003, the line of credit was in default with an outstanding balance of $100,000. Mr. Pruitt repaid the $100,000 due on the line of credit with personal funds on August 8, 2003 in exchange for a note from LFSI. The note bears interest at 8% per annum and is due on demand. In addition to this note, LFSI owed Mr. Pruitt, as of June 30, 2003, $57,514. This amount is the result of loans made to LFSI by Mr. Pruitt prior to fiscal year 2003.

      Mr. Pruitt owns 33.3% and is a director in a company that purchased franchise licenses and business operations from LFSI in three markets located in South Carolina. Mr. Pruitt also owns 15% of another company that is a LFSI franchisee in the state of Maryland. The franchise locations in the Carolina’s owed the Company and its subsidiaries $43,777 at June 30, 2003. The franchise location in Maryland owed the Company and its subsidiaries $5,379 at June 30, 2003.

      In April, 2003, Mr. Pruitt purchased 500,000 shares of restricted Common Stock at a price of $0.25 per share, or $125,000.

      During fiscal year 2002, Mr. Pruitt loaned money to the Company. At June 30, 2003, $5,000 was due to Mr. Pruitt. The $5,000 was payable to Mr. Pruitt on demand. The interest rate on the note is 8%. This note was repaid on October 2, 2003.

      During fiscal 2003, Mr. Pruitt elected to receive only a portion of his salary from the Company. He received $30,000 in compensation from the Company, of which $15,000 was paid to a company owned by Mr. Pruitt.

      Mr. G. David Gordon, a Company Stockholder, has an ownership interest in six LFSI franchises, including two locations that were purchased from the Company during fiscal 2002 and for which the Company recorded a gain on sale of $119,000. Mr. Gordon also acts as legal counsel to the Company from time to time. Mr. Gordon has an ownership interest in the Charleston, SC, and Hilton Head, NC markets along with Mr. Pruitt, and the Dallas, TX, market along with Mr. Johnson. Mr. Gordon is an investor in a Company that owns the franchise locations in Raleigh, Wilmington, and Greensboro, NC. These six franchise locations collectively owed LFSI and its subsidiaries $199,385 at June 30, 2003.

      At June 30, 2003, total debt outstanding to Mr. Gordon and a company in which he is the president and a 65% shareholder, was $1,032,500 which is included in notes payable on the Company’s Consolidated Balance Sheet. The loans, which arose during fiscal 2002 and fiscal 2003, bear interest at rates between 8% and 12%. As of June 30, 2003, outstanding accrued interest on these obligations was $58,063. These debts are due on demand or mature in fiscal 2004 and 2005. The above outstanding debt includes a Note for $750,000 that is convertible into Common Stock of the Company at the lesser of $2.10 per share and a 25% discount to the fair market value of the Company’s Common Stock.

      During August, 2003, Mr. Gordon elected to convert certain outstanding debt into the Company’s Common Stock. These transactions occurred in accordance with the conversion terms contained in the debt agreements. The Company incurred this debt during fiscal 2001 and fiscal 2002. A total of $308,738 of outstanding debt and accrued interest was converted at $1.12 per share in August 2003 into 275,658 restricted shares of Company Common Stock.

      In April, 2003, a group of investors related to Mr. Gordon purchased 1,000,000 shares of restricted Common Stock at a price of $0.25 per share, or $250,000. The spouse of Mr. Gordon, purchased 100,000 shares and two educational trusts, which are for the benefit of Mr. Gordon’s two children, collectively purchased 900,000 shares. Mr. Gordon is not the trustee of these trusts and has no voting or investment power over these shares.

      LFSI and its subsidiaries also have various outstanding debt obligations due to Mr. Gordon and his spouse. As of June 30, 2003, these obligations totaled $974,370, $500,000 of which is due to Mr. Gordon’s spouse.

      Paul B. Johnson, a former director of the Company, is an investor in a company, which in November 2001 became a franchisee of LFSI in the Dallas, Texas market and purchased franchises for two additional Dallas, Texas markets during the quarter ended March 31, 2003. In addition, Mr. Johnson was named Chief Executive Officer and a board member of LFSI, which acquired the Company’s home technology business in September 2002. Mr. Johnson resigned as a director of the Company effective October 31, 2002 due to his being appointed the CEO of LFSI. Mr. Johnson resigned as CEO and as a board member from LFSI during March 2003 and remained President and Treasurer. Mr. Johnson is also an officer and director of various LFSI subsidiaries. The Dallas franchise locations owed the Company and its subsidiaries $116,409 at June 30, 2003.

      During fiscal 2002, Glenn Barrett resigned as President of Lifestyle Technologies, Inc. and began LVA Technologies LLC (“LVA”), a low voltage wiring business that operates as a Lifestyle franchisee headquartered in Charlotte, NC to serve the commercial market. The Company waived LVA’s initial franchise fee for the commercial franchise. LVA also owns the Greenville and Columbia, SC franchises of LFSI. LVA’s low voltage wiring business pays royalties on products purchased from LFSI at the same rate as LFSI’s other franchisees, however, it does not pay royalties on revenue generated from products purchased elsewhere as required of the Company’s other franchisees, including the Greenville and Columbia, SC franchises. LVA and its subsidiaries owed the Company and its subsidiaries $271,136 as of June 30, 2003.

      In the quarter ended March 31, 2003, the Company received into treasury 52,857 shares of Common Stock from Mr. Barrett in partial payment of balances owed by Mr. Barrett to the Company. The shares were valued at $24,000.

      In September 2003, Mr. Byer, a director of the Company, purchased 89,285 shares of restricted Common Stock for $100,000 or $1.12 per share. Mr. Byer subscribed to purchase an additional 44,642 shares of restricted Common Stock for $50,000 which was closed in early October, 2003.

      Currently the Company has an outstanding $200,000 loan to LFSI. The loan originated in Fiscal 2001. The note is due on demand and bears interest at 12%.

      The Company owns an equity interest in a privately held company in which the executive vice president of the Company’s aviation travel services business is a director and shareholder. Avenel Ventures, Inc. owned this equity interest prior to being acquired by the Company in fiscal 2002.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table sets forth information concerning equity compensation plans as of June 30, 2003:

	(a)	(b)	(c)

			Number of securities remaining
	Number of securities to be		available for future issuance
	issued upon exercise of	Weighted-average exercise	under equity compensation
	outstanding options, warrants	price of outstanding options	plans (excluding securities
	and rights	warrants and rights	reflected in column(a))

Equity compensation plans approved by security holders	2,409,750	$2.10	17,590,250
Equity compensation plans not approved by security holders	2,329,660	$9.31	0
Total	4,739,410	$5.65	17,590,250

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own beneficially more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with during the fiscal year ended June 30, 2003.

PROPOSAL 2

TO CONSIDER AND ACT UPON A PROPOSAL TO CHANGE THE COMPANY’S NAME FROM “eRESOURCE CAPITAL GROUP, INC.” TO “RCG COMPANIES INCORPORATED”.

      On September 29, 2003, the Board adopted a resolution approving the amendment of the Company’s Certificate of Incorporation to change the name of the Company to RCG Companies Incorporated. If the Stockholders adopt this resolution, the Company will still be traded on the American Stock Exchange under the symbol “RCG”.

      The Board determined that it would be in the Company’s best interest to have a name that better reflected the nature and evolution of the Company’s business strategy. The Company is currently focused on building value through acquisitions in a variety of industries. The current Company name does not reflect this strategy, but rather indicates a company that is exclusively focused on the e-commerce sector. The Board has indicated that the proposed name change would allow the Company to better represent its’ business strategy to the investment community.

      If approved by the Stockholders, the amendment will become effective upon filing with the Secretary of State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation, which filing is expected to take place shortly after the Meeting.

      If the new amendment is adopted, Stockholders will not be required to exchange outstanding stock certificates for new stock certificates.

      For the reasons outlined above, the Board recommends a vote FOR the proposal to change the Company’s name to “RCG Companies Incorporated”.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

INDEPENDENT AUDITORS

      The Audit Committee has selected CHE to serve as the Company’s independent accountants for fiscal year 2004. Representatives of CHE are expected to be present at the Annual and will have an opportunity to make a statement and to respond to appropriate questions.

      The affirmative vote of the holders of a majority of the shares of Common Stock cast is required for the ratification of the appointment of CHE as independent accountants of the Company. Abstentions and broker non-votes will not be counted as shares voting on such matters and accordingly will have no effect on the approval of proposal three. If this proposal three is not approved by the Stockholders, the Audit Committee will reconsider the selection of CHE.

      The Board recommends that the Stockholders vote for the ratification of the appointment of CHE as the Company’s independent accounts for the fiscal year 2004.

INDEPENDENT AUDITOR FEES

      Our independent auditors, CHE, billed the following fees to the Company for audit and other services for the fiscal year ended 2003:

Audit Fees

      The aggregate fees billed for professional services rendered by CHE for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2003 and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal year ended June 30, 2003 were $120,000.

All Other Fees

      The aggregate fees billed for all other services rendered by CHE to the Company for the fiscal year ended June 30, 2003 was $64,650. These fees included fees billed for professional services rendered for the reviews of the Company’s other SEC filings and for tax return preparation and related services.

      The Audit Committee all considered whether the provision of services under the heading “All Other Fees” is compatible with maintaining the accountants’ independence and has determined that it is consistent with such independence.

OTHER MATTERS

      The Board does not know of any other matters that may come before the Meeting. If any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS

      Proposals of Stockholders intended to be presented at the Company’s Meeting of Stockholders for fiscal year ending June 30, 2004, must be received by the Company no later than May 31, 2004, in order to be included in the proxy statement and the proxy relating to that Annual Meeting.

      Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Stockholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

By Order of the Board,

Michael D. Pruitt

Chief Executive Officer and President

Jeffrey F. Willmott

Chairman of the Board

Charlotte, North Carolina

October 16, 2003

EXHIBIT A

CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

      eRESOURCE CAPITAL GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

      FIRST: At a meeting of the Board of Directors of the Corporation held on September 29, 2003, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring the amendment to be advisable and directing that the amendment proposed be submitted to and considered at the next annual meeting of the stockholders for approval.

      The resolution setting for the proposed amendment as follows:

      RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by deleting Article I thereof in its entirety and substituting the following in lieu thereof:

ARTICLE I

“THE NAME OF THE CORPORATION IS RCG COMPANIES INCORPORATED‘

      SECOND: Thereafter an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

      THIRD: The amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: The capital of the Corporation shall not be reduced under or by reason of the amendment.

      FIFTH: This Certificate of Amendment of Restated Certificate of Incorporation shall be effective as of the date of filing with the Delaware Secretary of State.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by a duly authorized officer as of this 14th day of November, 2003.

ERESOURCE CAPITAL GROUP, INC.

By:

Melinda Morris Zanoni

Its: Executive Vice President

ERESOURCE CAPITAL GROUP, INC.	[PROXY]
6836 MORRISON BLVD., SUITE 200, CHARLOTTE, NORTH CAROLINA 28211

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 14, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ERESOURCE CAPITAL GROUP, INC.

    The undersigned holder of shares of Common Stock of eRESOURCE CAPITAL GROUP, INC., a Delaware corporation (the “Company”), hereby appoints Jeffrey F. Willmott and Michael D. Pruitt, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified hereon at the Annual Meeting of Stockholders (the “Meeting”) of the Company to be held at the Swissotel, located at 3391 Peachtree Road NE, Atlanta, Georgia, on November 14, 2003 at 9:30 a.m., local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy on the reverse side hereof) that the undersigned would have if personally present at the Meeting, to act in the undersigned’s discretion upon any other matter or matters that may properly be brought before the Meeting and to appear and vote all the shares of Common Stock of the Company that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and Annual Report on Form 10-KSB to Stockholders, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Meeting.

    This proxy may be revoked at any time prior to the voting thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

    The Board of Directors recommends a vote FOR the following proposals:

1.	To elect the four nominees listed below to the Board of Directors of the Company.

☐	FOR all nominees (except as marked below)	☐	WITHHOLD AUTHORITY to vote for all nominees

    NOMINEES: Jeffrey F. Willmott, Michael D. Pruitt, Dr. James A. Verbrugge, P. Roger Byer.

    INSTRUCTIONS: To withhold authority to vote for any nominee, enter the name of such nominee in the space provided below:

(Continued and to be signed on the other side)

2.	To approve an amendment to the Company’s Certificate of Incorporation to change the Company’s name from “eResource Capital Group, Inc.” to “RCG Companies Incorporated”;

☐ FOR               ☐ AGAINST               ☐ ABSTAIN

3.	To ratify the Company’s selection of Crisp Hughes Evans LLP as independent auditors for the fiscal year ending June 30, 2004.

☐ FOR               ☐ AGAINST               ☐ ABSTAIN

    UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSALS ABOVE.

Dated:	, 2003

Signature

Signature if jointly held

Please date and sign as name appears hereon. When signing as Executor, Administrator, Trustee, Guardian or Attorney, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized corporate officer. If a partnership, please sign in partnership name by authorized person. Joint owners should each sign.